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                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

                           Filed by the Registrant [X]

                 Filed by a Party other than the Registrant [ ]

                           Check the appropriate box:

                         [ ] Preliminary Proxy Statement
                [ ] Confidential, for Use of the Commission Only
                       (as permitted by Rule 14a-6(e)(2))
                         [ ] Definitive Proxy Statement
                       [X] Definitive Additional Materials
             [ ] Soliciting Material Pursuant to Section 240.14a-12

                            NAUTICA ENTERPRISES, INC.

                (Name of Registrant as Specified In Its Charter)

      (Name of Person(s) Filing Proxy Statement, if other than Registrant)


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         On June 18, 2003, Nautica Enterprises received notification of the withdrawal of one of the Barington Group's nominees, Michael Steinberg, for election to the Company's Board of Directors at its Annual Meeting on July 8, 2003. This withdrawal further diminishes the qualifications of Barington's slate, as neither of the two remaining nominees, James A. Mitarotonda and William J. Fox, has indicated any experience of any kind in the apparel manufacturing industry or any related industry. Each of the remaining nominees has a history of short-term strikes at unrelated microcap companies and neither of them has a track record for building sustained stockholder value. This recent development only confirms the Company's view that the Barington Group's intentions are not in the best interests of all stockholders. Nautica Enterprises continues to urge all stockholders to reject Barington's proxy solicitation, the Barington nominees and the other Barington proposal by signing, dating, and returning the WHITE proxy card to elect the company's entire eight-member board.

         As Nautica Enterprises has stated previously, the Board, with senior management, has developed and is overseeing the implementation of a Three-Phase Strategy intended to transform the Company to fuel growth and build value for stockholders. The Company today is making substantial progress in fulfilling this plan. The Company, however, continues to be committed to exploring opportunities to enhance stockholder value and in that regard is engaged in discussions with respect to the possible acquisition of the Company. The Company has had similar discussions from time to time with others with respect to possible acquisitions and dispositions and may have such discussions in the future. There is no assurance that any of these discussions, past, present or future, will result in any transaction. The Company assumes no obligation to update as to the progress of any discussions as a result of new information or future events or developments.

This press release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on the Company's current expectations of future events and are subject to a number of risks and uncertainties that may cause the Company's actual results to differ materially from those described in the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. These factors and uncertainties include, among others: the risk that new businesses of the Company will not be integrated successfully; the risk that the Company will experience operational difficulties with its distribution facility; the overall level of consumer spending on apparel; dependence on sales to a limited number of large department store customers; risks related to extending credit to customers; actions of existing or new competitors and changes in economic, political or health conditions in the markets where the Company sells or sources its products, including with respect to SARS; downturn or generally reduced shopping activity caused by public safety concerns; risks associated with consolidations, restructurings and other ownership changes in the retail industry; changes in trends in the market segments in which the Company competes; risks associated with uncertainty relating to the Company's ability to launch, support and implement new product lines; effects of competition; changes in the costs of raw materials, labor and advertising; the ability to secure and protect trademarks and other intellectual property rights; risks associated with the relocation of Earl Jean, Inc.; the risk that the cost of transitioning the Nautica Europe business to licensing or other key arrangements will be more than anticipated or that the Company will not be able to negotiate acceptable terms; and, the impact that any labor disruption at the Company's ports of entry could have on timely product deliveries. These and other risks and uncertainties are disclosed from time to time in the Company's filings with the Securities and Exchange Commission, including the "Forward-Looking and Cautionary Statements" section of the Company's Annual Report on Form 10-K for the fiscal year ended March 1, 2003, in the Company's press releases and in oral statements made by or with the approval of authorized personnel. The Company assumes no obligation to update any forward- looking statements as a result of new information or future events or developments. Investors and security holders may obtain a free copy of the definitive proxy statement and other documents filed by Nautica Enterprises, Inc. with the Securities and Exchange Commission at the Commission's website at http://www.sec.gov. Stockholders who have any questions about the proxy solicitation or need additional information about the Nautica Enterprises stockholders' meeting should contact MacKenzie Partners, Inc., 105 Madison Avenue, New York, New York 10016, proxy@mackenziepartners.com. Call Collect:
(212) 929-5500 or TOLL-FREE (800) 322-2885.